As filed with the Securities and Exchange Commission on November
14, 1997.

                                        Registration No. 33-64245

===========================================================================


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                       AMENDMENT NO. 2 TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                        AlliedSignal Inc.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)

          Delaware                                   22-2640650
-----------------------------                     ----------------
 (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)              Identification Number)


    101 Columbia Road
     P.O. Box 4000
  Morristown, New Jersey                            07962-2497
---------------------------------------           --------------
(Address of Principal Executive Offices)            (Zip Code)


                    PETER M. KREINDLER, ESQ.
      Senior Vice President, General Counsel and Secretary
                        AlliedSignal Inc.
                        101 Columbia Road
             Morris Township, New Jersey 07962-2497
           ------------------------------------------
             (Name and address of agent for service)

                         (973) 455-2000
  ------------------------------------------------------------
  (Telephone number, including area code, of agent for service)


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.


     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES
ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [X]

                        ----------------

                 CALCULATION OF REGISTRATION FEE
                                   Proposed    Proposed
Title of each class                maximum     maximum
      of                           offering   aggregate    Amount of
   securities        Amount to be   price      offering   registration
     to be            registered     per      price (1)      fee (3)
   registered                      unit (1)

Debt Securities    $493,000,000(2)  100%    $493,000,000   $170,000.00

(1)  Estimated solely for the purpose of this calculation.
(2) In U.S. dollars or the equivalent thereof in another currency or composite currencies.
(3)  Previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT CONTAINS A COMBINED PROSPECTUS THAT ALSO RELATES TO $107,000,000 OF OTHER DEBT SECURITIES REGISTERED ON FORM S-3, REGISTRATION NO. 33-14071, WHICH HAVE NOT BEEN OFFERED OR SOLD AS OF THE DATE OF THE FILING OF THIS REGISTRATION STATEMENT. THIS REGISTRATION STATEMENT CONSTITUTES A POST-EFFECTIVE AMENDMENT TO REGISTRATION NO. 33-14071. SUCH POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT IN ACCORDANCE WITH RULE 8(a) OF THE SECURITIES ACT OF 1933. THE AMOUNT OF THE FILING FEE ASSOCIATED WITH SUCH SECURITIES THAT WAS PREVIOUSLY PAID WITH REGISTRATION NO. 33-14071 WAS $21,400.00.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

          Subject to completion, dated November 13, 1997.

PROSPECTUS

                          $600,000,000

                             [Logo]

                        AlliedSignal Inc.

                         Debt Securities

                          ------------
     This Prospectus covers debt securities (the "Debt Securities") to be issued for proceeds of up to $600,000,000 (or the equivalent in foreign denominated currency or composite currencies) which AlliedSignal Inc. (the "Company") may issue from time to time in one or more series. The Debt Securities will be offered directly, or through agents designated from time to time, or through broker-dealers or underwriters also to be designated. The Debt Securities will be offered to the public on terms determined by market conditions at the time of sale. The Debt Securities may be sold for U.S. dollars, foreign denominated currency or composite currencies, and principal of and any interest on the Debt Securities may likewise be payable in U.S. dollars, foreign denominated currency or composite currencies. The currency for which the Debt Securities may be purchased and the currency in which principal of and any interest on the Debt Securities may be payable may be specifically designated by the Company.

     The designation, principal amount, offering price, maturity, interest rate, and redemption provisions, if any, of the Debt Securities, and the name of each agent, broker-dealer or underwriter, if any, in connection with the sale of the Debt Securities are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

     If an agent of the Company or a broker-dealer or underwriter is involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the agent's commission or broker-dealer's or underwriter's discount will be set forth in, or may be calculated from, the Prospectus Supplement. The proceeds to the Company will be the purchase price in the case of sale through an agent or a broker-dealer and the public offering price in the case of sale through an underwriter. Net proceeds to the Company will be the purchase price less commission in the case of an agent, the purchase price in the case of a broker-dealer and the public offering price less discount in the case of an underwriter, less, in each case, other issuance expenses. See "Plan of Distribution" for possible indemnification arrangements for agents, broker-dealers and underwriters.


                           -----------
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ------------

     No dealer, salesman or other person has been authorized to give any information or make any representation, other than those contained in this Prospectus, including the Prospectus Supplement, in connection with the offer made by this Prospectus, and, if given or made, any such information or representation must not be relied upon as having been authorized by the Company or the agents, broker-dealers or underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus, including the Prospectus Supplement, does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                          ------------
         The date of this Prospectus is         , 1997.

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
Street, N.W., Washington, DC 20549 and at the following Regional
Offices of the Commission: 7 World Trade Center, New York, New
York 10048; and Citicorp Center, 500 West Madison Street, Suite
1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450
Fifth Street, N.W., Washington, DC 20549, at prescribed rates.
The Commission maintains an Internet web site at http://www.sec.gov/ that contains such reports, proxy statements and other information.
Such reports, proxy statements and other information of the Company should also be available for inspection at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, One Financial Place, 440 South LaSalle Street, Chicago, Illinois, 60605; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.


     The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Debt Securities. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto and to which reference is hereby made.

         -----------------------------------------------

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated by reference in this Prospectus:

     (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997; and

     (3)  the Company's Current Reports on Form 8-K filed on
January 15, February 20, March 18, April 15, May 22, June 19,
July 18, July 23, August 14, September 23 and October 22, 1997.


     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or contained in the accompanying Prospectus Supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     A copy of the documents incorporated by reference (other than exhibits thereto) will be forwarded without charge to each person to whom this prospectus is delivered, upon such person's written or oral request to AlliedSignal Inc., Office of the Secretary, P.O. Box 4000, Morristown, New Jersey 07962, telephone number (973)455-5067.


                           THE COMPANY

     The Company's operations are conducted in three principal industries: aerospace; automotive; and engineered materials. The Company's products are used by many major industries, including textiles, construction, plastics, electronics, automotive, chemicals, housing, telecommunications, utilities, packaging, military and commercial aviation and aerospace and in agriculture and the space program.

     The principal executive offices of the Company are located at 101 Columbia Road, Morris Township, New Jersey 07962. The telephone number is (973)455-2000.




                    RATIO OF EARNINGS TO FIXED CHARGES(a)

        Nine Months
          Ended
       September 30,               Years Ended December 31,
        1997   1996       1996    1995    1994     1993     1992
      --------------      ----    ----    ----     ----     ----
       8.11    6.88       7.06    6.18    6.02     4.71     3.27


(a) The ratio of earnings to fixed charges is generally computed by dividing the sum of net income (excluding the cumulative effect of accounting changes in 1992 and 1993), income taxes and fixed charges (net of capitalized interest) less undistributed equity income by fixed charges. Fixed charges represent gross interest and amortization of debt discount and expense and the interest factor of all rentals, consisting of an appropriate interest factor on operating leases.
The ratio also includes the Company's share of the earnings and fixed charges of significant joint ventures.


                         USE OF PROCEEDS

     Except as may otherwise be disclosed in the Prospectus Supplement, the net proceeds to be received by the Company from sales of the Debt Securities will be used for general corporate purposes which may include working capital, capital expenditures, stock repurchases, repayment of borrowings and acquisitions.

                 DESCRIPTION OF DEBT SECURITIES

     The following statements are subject to the detailed provisions of the Indenture dated as of October 1, 1985, as supplemented by the First Supplemental Indenture dated as of February 1, 1991 and by the Second Supplemental Indenture dated as of November 1, 1997 (collectively, the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). References to particular sections of the Indenture are noted below.

General

     The Company has issued debt securities in the principal amount of $1,025,500,000 under the Indenture. The Indenture does not limit the amount of debt securities which may be issued thereunder. The Debt Securities to which this Prospectus relates will be issued from time to time with aggregate proceeds of up to $600,000,000 or the equivalent thereof in foreign denominated currency or composite currencies, and will be offered to the public on terms determined by market conditions at the time of sale. The Debt Securities may be issued in one or more series with the same or various maturities and may be sold at par or at an original issue discount. Debt Securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. The Debt Securities will be unsecured and issued in fully registered form without coupons or, if specified in the applicable Prospectus Supplement, in bearer form with coupons (Sections 301 and 302).

     Reference is made to the Prospectus Supplement for the following terms to the extent they are applicable to the Debt Securities offered hereby: (i) designation, aggregate principal amount, denomination and currency; (ii) date of maturity; (iii) currency or currencies for which Debt Securities may be purchased and currency or currencies in which principal of and any interest may be payable; (iv) if the currency for which Debt Securities may be purchased or in which principal of and any interest may be payable is at the purchaser's election, the manner in which such an election may be made; (v) interest rate; (vi) the times at which interest will be payable; (vii) redemption date and redemption price;
(viii) federal income tax consequences; and (ix) any other specific terms of the Debt Securities.

Covenants Contained in Indenture

     The Company will covenant not to issue, assume or guarantee any indebtedness for borrowed money secured by liens on (a) any property located in the United States which is (i) in the opinion of the Board of Directors, a principal manufacturing property or
(ii) an oil, gas or mineral producing property, or (b) any shares of capital stock or indebtedness of any subsidiary owning such property, without equally and ratably securing the Debt Securities, subject to certain exceptions specified in the Indenture. Exceptions include: (1) existing liens on property of the Company or liens on property of corporations at the time such corporations become subsidiaries of or are merged with the Company; (2) liens existing on property when acquired, or incurred to finance the purchase price thereof; (3) certain liens on property to secure the cost of exploration, drilling or development of, or improvements on, such property; (4) certain liens in favor of or required by contracts with governmental entities; and (5) indebtedness secured by liens otherwise prohibited by such covenant not exceeding 10% of the consolidated net tangible assets of the Company and its consolidated subsidiaries. Transfers of oil, gas or other minerals in place for a period of time until the transferee receives a specified amount of money or of such minerals or any other transfers commonly referred to as "production payments," are outside the scope of this covenant and are thus permitted without restriction. The Company will also covenant not to enter into any sale and lease-back transaction covering any property located in the United States which is (i) in the opinion of the Board of Directors, a principal manufacturing property or (ii) an oil, gas or mineral producing property, unless (1) the Company would be entitled under the provisions described above in this paragraph to incur debt equal to the value of such sale and lease-back transactions, secured by liens on the property to be leased, without equally securing the outstanding Debt Securities, or (2) the Company, during the four months following the effective date of such sale and lease-back transaction, applies an amount equal to the value of such sale and lease-back transaction to the voluntary retirement of long-term indebtedness of the Company or a subsidiary (Sections 101, 1005 and 1006).

     Other than as described above and except as may be otherwise specified in the applicable Prospectus Supplement, the Indenture does not contain covenants specifically designed to protect Holders in the event of a highly leveraged transaction involving the Company.

Consolidation, Merger And Sale Of Assets

     The Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indenture, may consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that (1) any successor Person assumes by supplemental indenture the Company's obligations on the Debt Securities and under the Indenture and (2) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing under the Indenture (Section 801).

Defeasance Provisions

     Defeasance And Discharge. The Indenture provides that, if principal of and any interest on the Debt Securities are denominated and payable in United States dollars, the Company will be discharged from any and all obligations in respect of the Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money, non-callable U.S. Government Obligations (as defined) or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal of (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the Debt Securities on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may only occur if there has been a change in applicable Federal law such that, or the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that, such deposit, defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of the Debt Securities; and such discharge will not be applicable to any Debt Securities then listed on the New York Stock Exchange if the provision would cause said Debt Securities to be de-listed as a result thereof (Section 403).
The term "U.S. Government Obligations" is defined to mean direct obligations of the United States of America, backed by its full faith and credit (Section 101).

     Defeasance Of Certain Covenants. The Company may omit to comply with certain restrictive covenants described in Sections 1005 (Limitation on Mortgages) and 1006 (Limitation on Sale and Lease-Back) of the Indenture. To exercise such option, the Company must deposit with the Trustee money, non-callable U.S. Government Obligations or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal of (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the Debt Securities on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the Debt Securities to recognize income, gain or loss for Federal income tax purposes (Section 1008).


     Defeasance And Events Of Default. In the event the Company exercises its option to omit compliance with certain covenants of the Indenture and the Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

Modification and Waiver

     Other than modifications and amendments not adverse to holders of the Debt Securities, modifications and amendments of the Indenture and waivers of compliance with Indenture covenants may be made only with the consent of the holders of a majority in aggregate principal amount at maturity of the Debt Securities of each series to be affected outstanding at that time (voting as a class); provided, however, that the consent of all holders of each outstanding series of Debt Securities affected thereby will be required, among other things, to (a) change the stated maturity of such Debt Securities; (b) reduce the principal amount thereof; (c) reduce the rate or extend the time of payment of interest or premium, if any, thereon; (d) impair the right to institute suit for the enforcement of any such payment on or after the respective due dates thereof; or (e) reduce the percentage of in principal amount of Debt Securities required to approve any supplemental indenture or any waiver under the Indenture (Section 902). The holders of not less than a majority in aggregate principal amount at maturity of outstanding Debt Securities of each series affected thereby may waive any past default under the Indenture and its consequences, except a default (a) in the payment of the principal of, premium, if any, or interest on such Debt Securities, or (b) in respect of a covenant or provision which cannot be modified or amended without the consent of all the holders of each outstanding series of Debt Securities affected thereby (Section 507).

Information Concerning the Trustee

     The Chase Manhattan Bank ("Chase") is also the trustee under the indenture under which the Company's Serial Zero Coupon Bonds Due 1997-2009 are outstanding and is fiscal agent for the Company's 8% Bonds Due May 15, 2006. The Company has a credit agreement with a group of banks including Chase under which Chase has a commitment of $50 million. The Company maintains deposit accounts and conducts other banking transactions with Chase.

Events of Default

     Events of Default with respect to any series of Debt Securities under the Indenture include: (a) default in payment of any principal of or premium, if any, on such series, except for principal due upon sinking fund redemptions; (b) default in the payment of any installment of interest or sinking fund redemption, if any, on such series and continuance of such default for a period of 30 days; (c) default for 90 days after notice in the performance of any other covenant in the Indenture; or (d) certain events of bankruptcy, insolvency or reorganization in respect of the Company (Section 501). The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal of or premium, if any, or interest on such series of Debt Securities) if it considers such withholding to be in the interest of holders of Debt Securities (Section 508). No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities.

     On the occurrence of an Event of Default, the Trustee or the holders of at least 25% in principal amount at maturity of Debt Securities of each such series then outstanding may declare the principal (or in the case of Debt Securities sold at an original issue discount, the amount specified in the terms thereof) to be due and payable immediately (Section 501). Upon payment of such amount, together with any premium or interest due thereon, if any, all the Company's obligations in respect to payment of indebtedness on such Debt Securities will terminate (Sections 401, 501 and 502).

     Within 120 days after the end of each fiscal year, certain officers of the Company are required to inform the Trustee whether they know of any default under the Indenture, specifying any such default and the nature and status thereof (Section
1004). Subject to provisions relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders of Debt Securities unless such holders of Debt Securities shall have offered to the Trustee reasonable indemnity (Section 603).

Global Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 203 and 302).

     The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series if other than or in addition to the description below. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by the underwriters of such Debt Securities, by certain agents of the Company or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant, through which such person owns its interest, to exercise any rights of a holder under the Indenture.

     Principal, premium, if any, and interest payments on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. None of the Company, the Trustee for such Debt Securities, any paying agent or the security registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

     If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing the Debt Securities of such series. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing such Debt Securities. Further, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities) (Section 203). Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities of such series so issued in definitive form will be issued as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

                      PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities being offered hereby: (i) directly to purchasers; (ii) through agents; (iii) to broker-dealers as principals; and (iv) through underwriters.

     Offers to purchase Debt Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933 (the "Act"), involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in a Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis.

     If a broker-dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If an underwriter or underwriters are utilized in the sale, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in a Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public.

     Agents, broker-dealers or underwriters may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     The place and time of delivery for the Debt Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.


                             EXPERTS

     The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP ("Price Waterhouse"), independent accountants, given on the authority of said firm as experts in auditing and accounting.

     With respect to the unaudited consolidated financial information of the Company for the three month periods ended March 31, the three- and six-month periods ended June 30 and the three- and nine-month periods ended September 30, 1997 and 1996, incorporated by reference in this Prospectus, Price Waterhouse reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 24, 1997, July 25, 1997 and October 27, 1997 incorporated by reference herein, state that they did not audit and they did not express an opinion on that unaudited financial information. Price Waterhouse has not carried out any significant or additional tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse is not subject to the liability provisions of section 11 of the Act for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse within the meaning of sections 7 and 11 of the Act.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Securities and Exchange Commission Registration Fee..........$170,000
Printing.....................................................  80,000*
Accountants' Fees and Expenses...............................  80,000*
Trustees' Fees and Expenses..................................  10,000*
Rating Agency Fees........................................... 465,000*
Miscellaneous Expenses.......................................  20,000*
                                                              -------

Total........................................................$825,000*
                                                              -------
                                                              -------
-----------
*Estimated.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Article ELEVENTH of the Company's Restated Certificate of Incorporation, each person who is or was a director or officer of the Company, and each director or officer of the Company who serves or served any other enterprise or organization at the request of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.

     Under such law, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of the Company, or serves or served any other enterprise or organization at the request of the Company, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such suit to the Company, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

     In addition, the Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

ITEM 16. EXHIBITS.


EXHIBIT NO.
-----------
     1    Underwriting Agreement(to be filed on a Current
          Report on Form 8-K).
     4.1  The Company's Restated Certificate of
          Incorporation (incorporated by reference to Exhibit 3(i) to the Company's Form 10-Q for the quarter ended March 31, 1997).
     4.2 The Company's By-laws, as amended (incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q for the quarter ended March 31, 1996).
     4.3  Indenture between the Company and The Chase
          Manhattan Bank (National Association), Trustee, dated as of October 1, 1985. (Incorporated by reference to
          Exhibit 4(b) to Registration Statement No. 33-04551).
     4.4  First Supplemental Indenture dated as of February
          1, 1991 between the Company and The Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4 to the Company's Form 8-K dated February 1, 1991).
     4.5  Second Supplemental Indenture dated as of November
          1, 1997 between the Company and The Chase Manhattan Bank, as Trustee (filed herewith).
     5    Opinion of Victor P. Patrick, Esq., with respect
          to the legality of the securities being registered
          hereby.*
     12 Statement of Computation of the Company's ratio of earnings to fixed charges (filed herewith).
     15   Independent Accountants' Acknowledgment Letter as
          to the incorporation of their reports relating to unaudited interim financial information (filed herewith).
     23.1 Consent of Price Waterhouse LLP (filed herewith).
     23.2 The consent of Victor P. Patrick, Esq. is
          contained in his opinion filed as Exhibit 5 to this registration statement.
     24   Powers of Attorney (filed herewith).
     25   Form T-1 Statement of Eligibility and
          Qualification (filed herewith).

---------
*Previously filed.


ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended ("Trust Indenture Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 13th day of November, 1997.

                                        ALLIEDSIGNAL INC.



                                        By:  /s/ Richard F. Wallman
                                             --------------------
                                                 Richard F. Wallman
                                                 Senior Vice President and
                                                 Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Name                         Title                        Date

              *                 Director, Chairman of the
----------------------------    Board and Chief Executive Officer
   (Lawrence A. Bossidy)


              *
----------------------------   Director
   (Hans W. Becherer)


              *
----------------------------   Director
   (Daniel P. Burnham)


              *
----------------------------   Director
   (Ann M. Fudge)


              *
----------------------------   Director
   (Paul X. Kelley)


              *
----------------------------   Director
   (Robert P. Luciano)


              *
----------------------------   Director
   (Robert B. Palmer)



              *
----------------------------   Director
   (Russell E. Palmer)


              *
----------------------------   Director
   (Frederic M. Poses)


              *
----------------------------   Director
   (Ivan G. Seidenberg)


              *
----------------------------   Director
   (Andrew C. Sigler)


              *
----------------------------   Director
   (John R. Stafford)


              *
----------------------------   Director
   (Thomas P. Stafford)


              *
----------------------------   Director
   (Robert C. Winters)


              *
----------------------------   Director
     (Henry T. Yang)


 /s/ Richard F. Wallman
----------------------------  Senior Vice President and      November 13, 1997
   (Richard F. Wallman)       Chief Financial Officer
                              (Principal Financial Officer)


 /s/ Nancy A. Garvey
----------------------------  Vice President and Controller  November 13, 1997
   (Nancy A. Garvey)          (Principal Accounting Officer)


*By:  /s/ Nancy A. Garvey
----------------------------                                 November 13, 1997
   (Nancy A. Garvey,
    Attorney-in-Fact)



                               EXHIBIT INDEX

EXHIBIT NO.                    DESCRIPTION


  1    Underwriting Agreement(to be filed on a Current Report on Form 8-K).
  2    Omitted (inapplicable).
  4.1  The Company's Restated Certificate of Incorporation
       (incorporated by reference to Exhibit 3(i) to the
       Company's Form 10-Q for the quarter ended March 31,
       1997).
  4.2  The Company's By-laws, as amended (incorporated by
       reference to Exhibit 3(ii) to the Company's Form 10-Q for
       the quarter ended March 31, 1996).
  4.3  Indenture between the Company and The Chase
       Manhattan Bank (National Association), Trustee, dated as
       of October 1, 1985.  (Incorporated by reference to
       Exhibit 4(b) to Registration Statement No. 33-04551).
  4.4  First Supplemental Indenture dated as of February 1,
       1991 between the Company and The Chase Manhattan Bank
       (National Association), as Trustee (incorporated by
       reference to Exhibit 4 to the Company's Form 8-K dated
       February 1, 1991).
  4.5  Second Supplemental Indenture dated as of November
       1, 1997 between the Company and The Chase Manhattan Bank,
       as Trustee (filed herewith).
  5    Opinion of Victor P. Patrick, Esq., with respect to
       the legality of the securities being registered hereby.*
  8    Omitted (inapplicable).
  12   Statement of Computation of the Company's ratio of
       earnings to fixed charges (filed herewith).
  15   Independent Accountants' Acknowledgment Letter as to
       the incorporation of their reports relating to unaudited
       interim financial information (filed herewith).
  23.1 Consent of Price Waterhouse LLP (filed herewith).
  23.2 The consent of Victor P. Patrick, Esq. is contained
       in his opinion filed as Exhibit 5 to this registration
       statement.
  24   Powers of Attorney (filed herewith).
  25   Form T-1 Statement of Eligibility and Qualification
       (filed herewith).
  26   Omitted (inapplicable).
  27   Omitted (inapplicable).
  28   Omitted (inapplicable).
  99   Omitted (inapplicable).

   -----------------------
   *Previously filed.